Press release

RBC Bearings Incorporated Announces Fiscal 2010 First Quarter Results

Oxford, CT – August 5, 2009 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today reported results for the first quarter of fiscal year 2010.

First Quarter Highlights

	Q1 Fiscal 2010		Q1 Fiscal 2009		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$63.7		$92.4		-31.0%
Gross margin	$19.9	$20.4	$30.6	$31.0	-34.9%	-34.1%
Gross margin %	31.2%	32.0%	33.1%	33.5%
Operating income	$7.8	$8.5	$17.0	$17.6	-54.4%	-51.7%
Net income	$5.1	$5.3	$10.7	$11.2	-52.6%	-52.4%
Diluted EPS	$0.23	$0.25	$0.49	$0.51	-53.1%	-51.0%
(1) Results exclude items listed in reconciliation below.

“During the period we, like other companies serving our industries, experienced a decline in demand from many of our primary markets attributed to the current broad economic conditions,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer.  “We took early and pre-emptive action to balance our revenues and costs while preserving the infrastructure necessary to support a post crisis expansion.  Given these conditions, I am satisfied with the financial results for our first quarter.  Our new product agenda is healthy, important new accounts are being added, our liquidity is very good and our debt ratios outstanding.  We are well positioned to navigate through this environment and expect the balance of our year will show improved results as the national economy improves and many of our important markets strengthen.”

First Quarter Results
Net sales for the first quarter of fiscal 2010 were $63.7 million, a decrease of 31.0% from $92.4 million in the first quarter of fiscal 2009. The decline in net sales was mainly the result of a 46.3% drop in industrial sales due to the current economic climate.  Aerospace and defense were less impacted and decreased by 18.1%.  Gross margin for the first quarter was $19.9 million compared to $30.6 million for the same period last year. Gross margin as a percentage of net sales was 31.2% in the first quarter of fiscal 2010 compared to 33.1% for the same period last year.

Operating income for the first quarter of fiscal 2010 was $7.8 million, a decrease of 54.4% compared to operating income of $17.0 million for the same period last year. As a percentage of net sales, operating income was 12.2% compared to 18.5% for the same period last year.  Operating income, excluding adjustments, was $8.5 million, a decrease of 51.7% compared to the same period last year.  As a percentage of sales, operating income, excluding adjustments, was 13.3% compared to 19.0% for the same period last year.

Interest expense, net for the first quarter of fiscal 2010 was $0.5 million, a decrease of $0.2 million, from $0.7 million for the same period last year.

Other non-operating expense (income) was ($0.3) million for the first quarter of fiscal 2010.  This was mainly comprised of foreign exchange gains on inter-company loans between our U.S. division and International division.  Since these loans are not considered long-term in nature, the resulting translation gains and losses are included in net income.

Net income for the first quarter of fiscal 2010 decreased 52.6% to $5.1 million compared to $10.7 million for the same period last year. Excluding adjustments, net income decreased 52.4% to $5.3 million compared to $11.2 million for the same period last year.

Live Webcast
RBC Bearings Incorporated will host a webcast at 11:00 a.m. ET today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 888-396-2386 (international callers dial 617-847-8712) and enter conference call ID # 42425600. An audio replay of the call will be available from 2:00 p.m. ET on Wednesday, August 5th, until 11:59 p.m. ET on Wednesday, August 12th.  The replay can be accessed by dialing 888-286-8010 (international callers dial 617-801-6888) and entering conference call ID # 58181049.

Non-GAAP Financial Measures
In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles (“GAAP”), this press release also discloses non-GAAP results of operations that exclude certain charges. These non-GAAP measures adjust for charges that Management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in the press release with the most comparable GAAP measures are included in the financial table attached to this press release.

About RBC Bearings
RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace, and defense markets. Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,813 people and operates 22 manufacturing facilities in four countries.

Safe Harbor for Forward Looking Statements
Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts

RBC Bearings
Daniel A. Bergeron
203-267-5028
dbergeron@rbcbearings.com

FD
Michael Cummings
617-747-1796
investors@rbcbearings.com

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	June 27,	June 28,
	2009	2008

Net sales	$63,732	$92,380
Cost of sales	43,828	61,825
Gross margin	19,904	30,555

Operating expenses:
Selling, general and administrative	11,619	13,127
Other, net	506	382
Total operating expenses	12,125	13,509

Operating income	7,779	17,046

Interest expense, net	469	681
Loss on early extinguishment of debt	-	319
Other non-operating income	(325)	(83)
Income before income taxes	7,635	16,129
Provision for income taxes	2,568	5,446
Net income	$5,067	$10,683

Net income per common share:
Basic	$0.23	$0.50
Diluted	$0.23	$0.49

Weighted average common shares:
Basic	21,582,607	21,561,375
Diluted	21,691,059	21,782,020

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)
	Three Months Ended
	June 27,	June 28,
Reconciliation of Reported Operating Income to Adjusted Operating Income:	2009	2008

Reported operating income	$7,779	$17,046
Large bearing start-up costs	482	398
Restructuring and moving costs	208	98
Disposal of fixed assets	19	30
Adjusted operating income	$8,488	$17,572

Reconciliation of Reported Net Income and	Three Months Ended
Net Income Per Common Share to Adjusted Net	June 27,	June 28,
Income and Adjusted Net Income Per Common Share:	2009	2008

Reported net income	$5,067	$10,683
Large bearing start-up costs (1)	320	264
Restructuring and moving costs (1)	138	65
Disposal of fixed assets (1)	13	20
Loss on early extinguishment of debt (1)	-	211
Foreign exchange loss(gain) on inter-company loans (1)	(216)	(55)
Adjusted net income	$5,322	$11,188
(1) Item was tax effected at the effective tax rate.

Adjusted net income per common share:
Basic	$0.25	$0.52
Diluted	$0.25	$0.51

Adjusted weighted average common shares:
Basic	21,582,607	21,561,375
Diluted	21,691,059	21,782,020

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)
	Three Months Ended
	June 27,	June 28,
Segment Data, Net External Sales:	2009	2008

Roller bearings segment	$15,568	$24,957
Plain bearings segment	31,000	43,715
Ball bearings segment	12,242	15,046
Other segment	4,922	8,662
	$63,732	$92,380

	Three Months Ended
	June 27,	June 28,
Selected Financial Data:	2009	2008

Depreciation and amortization	$2,891	$3,166

Incentive stock compensation expense	$746	$552

Cash provided by operating activities	$16,769	$21,713

Capital expenditures	$4,270	$4,569

Total debt	$68,151	$51,250

Cash and short-term investments	$43,428	$13,397

Total debt minus cash and short-term investments	$24,723	$37,853

Backlog	$170,929	$239,892